SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT

                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 28, 1998


                    SMITH CORONA CORPORATION
     (Exact name of registrant as specified in its charter)


DELAWARE                      1-10281                  51-0286862
--------                      -------                  ----------
(State or other jurisdiction (Commission         (I.R.S. Employer
  of incorporation)           File Number)    Identification No.)


             839 Route 13 South, Cortland, New York 13045
        (Address of principal executive offices) (zip code)

                         (607) 753-6011
       (Registrant's telephone number, including area code)




Item 4.	Changes in Registrant's Certifying Accountant

DESCRIPTION OF TRANSACTION

	On September 17, 1998, the Smith Corona Corporation Board of Directors and audit committee approved KPMG Peat Marwick LLP as its independent public accountants for the fiscal year ending June 30, 1999. KPMG Peat Marwick LLP will replace Deloitte & Touche LLP upon completion of the audit of the Company's consolidated financial statements for the fiscal year ended June 30, 1998.

	The audit reports of Deloitte & Touche LLP on the Company's consolidated financial statements for the two fiscal years ended June 30, 1998 and 1997 did not contain any adverse or disclaimers of opinion. The opinion for the year ended June 30, 1997, did contain an emphasis of a matter relating to the successful implementation of the Company's reorganization plan upon emergence from bankruptcy.

	In connection with the audits of the Company's consolidated financial statements for the fiscal years ended June 30, 1998 and 1997, and the subsequent interim period through September 28, 1998, there were no disagreements with Deloitte & Touche LLP on any matters of accounting principles or practices, financial statements disclosure, or auditing scope and procedures.

				SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.









                         					SMITH CORONA CORPORATION




September 29, 1998


                        					By: /s/ Martin D. Wilson
                        					Martin D. Wilson
                         				Vice President/Controller
                          		(Principal Accounting Officer)
Exhibit Index

16 Letter from Deloitte & Touche LLP regarding change in Certifying
Accountants.